UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 11, 2020

SERVICENOW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane

Santa Clara, California 95054

(Address of Principal Executive Offices)

(408) 501-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NOW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2020, ServiceNow, Inc. (“ServiceNow” or the “Company”) issued $1.5 billion aggregate principal amount of 1.400% Notes due 2030 (the “Notes”). The Notes are governed pursuant to an indenture (the “Base Indenture”) and a first supplemental indenture (the “Supplemental Indenture” and referred to together with the Base Indenture as the “Indenture”) the Company entered into with Wells Fargo Bank, National Association, as trustee. Interest on the Notes accrues annually at a rate of 1.400% and is payable in each case semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2021.

ServiceNow may be required to offer to repurchase the Notes upon a change in control and contemporaneous downgrades of the Notes below investment grade ratings, and it may also elect to redeem the Notes in whole or in part at any time, on the prices and on the terms further specified in the Indenture.

The Indenture contains limited affirmative and negative covenants of ServiceNow. The negative covenants restrict the ability of ServiceNow and certain of its subsidiaries to incur liens on principal property (as defined in the Indenture); and to engage in sale and lease-back transactions with respect to any principal property.

Events of default under the Indenture include a failure to make payments, non-performance of affirmative and negative covenants, and the occurrence of bankruptcy and insolvency-related events. ServiceNow’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

The foregoing description of certain terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture and related form of the Notes, each of which is filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 8.01.	Other Events.

Skadden, Arps, Slate, Meagher & Flom LLP, counsel to ServiceNow, has issued an opinion to ServiceNow dated August 11, 2020 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01	Exhibits.

(d) Exhibits.

4.1	Indenture, dated August 11, 2020, by and between ServiceNow, Inc. and Wells Fargo Bank, National Association.

4.2	First Supplemental Indenture, dated August 11, 2020, by and between ServiceNow, Inc. and Wells Fargo Bank, National Association.

4.3	Form of Note for ServiceNow, Inc.’s 1.400% Notes due 2030 (incorporated by reference from Exhibit 4.2 hereto).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 above).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, dated as of July 30, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Russell S. Elmer
Russell S. Elmer General Counsel

Date: August 11, 2020